 CONFIRMING STATEMENT

This Statement confirms that the undersigned R. Randall Rollins has authorized and designated

C. Wilson House III or Callum Macgregor to execute and file on the undersigned's behalf all

Forms 3 4 and 5 and Schedules 13D (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of RPC Inc.  The authority of C. Wilson

House, III or Callum Macgregor under this Statement shall continue until the undersigned is no longer required to file any Forms 3 4 and 5 or Schedules 13D with regard to the undersigned's ownership of or transactions in securities of RPC Inc. unless earlier revoked in writing.  The undersigned acknowledges that C. Wilson House III or Callum Macgregor is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of

1934.

Date: December 9 2014

       /s/ R. Randall Rollins

       R. Randall Rollins

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